LATHAM & WATKINS
                       633 West Fifth Street, Suite 4000
                       Los Angeles, California 90071-2007
                           Telephone: (213) 485-1234
                              Fax: (213) 891-8763

                                  June 10, 1998

BY EDGAR TRANSMISSION
---------------------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

           Re: La Quinta Inns, Inc. - Definitive Additional Materials
               ------------------------------------------------------

Ladies and Gentlemen:

     On behalf of La Quinta Inns, Inc. (the "Company"), we enclose for filing pursuant to Rule 14a-6(b) of the Securities and Exchange Act of 1934, as amended, definitive additional materials relating to the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on May 20, 1998. Please contact the undersigned or John M. Newell collect at (213) 485-1234 if you should have any questions or comments relating to the enclosed.

                                   Very truly yours,

                                   /s/ Angelee B. Fox

                                   Angelee B. Fox
                                   of LATHAM & WATKINS


Enclosure

cc: John F. Schmutz, Esq.
      La Quinta Inns, Inc.

      As filed with the Securities and Exchange Commission on June 10, 1998

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              LA QUINTA INNS, INC.
                (Name of Registrant as Specified in Its Charter)
________________________________________________________________________________

Payment of filing fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

              MEDITRUST AND LA QUINTA ANNOUNCE MEETING DATE PRICE

Needham Heights, MA and San Antonio, TX -- June 9, 1998 -- The Meditrust Companies (NYSE: MT) and La Quinta Inns, Inc. (NYSE: LQI) announced today that, pursuant to the Meditrust-La Quinta definitive merger agreement, the Meeting Date Price is $28.75625. Under the agreement, the Meeting Date Price represents the average closing price of Meditrust paired shares for 20 randomly selected trading days in the 30 trading day period ended June 8, 1998, eight trading days prior to the La Quinta special shareholders meeting, scheduled for June 18, 1998, to vote on the proposed merger.

La Quinta shareholders who receive stock consideration will receive Meditrust paired shares and will be eligible to receive a special dividend distribution of La Quinta's earnings and profits. The preliminary exchange ratio and preliminary amount of the earnings and profits distribution will be announced tomorrow, June 10, 1998.

Meditrust and La Quinta shareholders who have any questions or need assistance in voting their shares can call the companies' joint proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 578-5378.

La Quinta Inns, Inc., a leader in the mid-price segment of the lodging industry, owns and operates 280 hotels and approximately 36,000 rooms and suites in 28 states.

The Meditrust Companies, a paired share real estate investment trust and the nation's largest health care real estate investment trust, with headquarters in Needham, Massachusetts, consists of Meditrust Corporation and Meditrust Operating Company. As of March 31, 1998, Meditrust had investments in 474 health care facilities in 40 states with 37 different operators and has a total market capitalization of approximately $3.0 billion.

Editor's Note; This release is also available on the Internet over the World Wide Web: http://www.reit.com.